DORATO RESOURCES INC.

(the “Company”)

Request for Annual and/or Interim Financial Statements and related Management’s Discussion and Analysis

National Instrument 51-102 requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Company’s annual financial statements and related Management’s Discussion and Analysis (“MD&A”), interim financial statements and related MD&A, or both.  If you wish to receive such mailings, please complete and return this form to:

DORATO RESOURCES INC.

Suite 1920 – 1188 West Georgia Street

Vancouver, BC V6E 4A2

The undersigned Securityholder hereby elects to receive:

☐

Interim Financial Statements for the first quarter ended April 30, 2009, second quarter ended July 31, 2009 and third quarter ended October 31, 2009, and the related MD&A;

☐

Annual Financial Statements for the fiscal year ended January 31, 2010 and related MD&A; or

☐

BOTH – Interim Financial Statements and related MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed each year and Securityholders must return such form each year in order to receive the documents indicated above.

Name:

Address:

Postal Code:

I confirm that I am a registered/beneficial (circle one) shareholder of the Company.

Signature of

Securityholder:

    Date:

CUSIP:  258128107